COOPERATIVE BANKSHARES, INC. ANNOUNCES FIRST QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., March 1, 2007--Cooperative Bankshares, Inc. (NASDAQ:
"COOP"), announced that on February 28, 2007 the Board of Directors declared the 2007 first quarter dividend of $0.05 per share. The dividend is payable on or about April 17, 2007, to stockholders of record as of April 1, 2007.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through three offices in North Carolina.


                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181